As filed with the Securities and Exchange Commission on April 28, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Pacific Office Properties Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	86-0602478
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
10188 Telesis Court, Suite 222 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ___

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. X

Securities Act registration statement file number to which this form relates (if applicable):  333-157128

Securities to be registered pursuant to Section 12(g) of the Act:

Senior Common Stock, par value $0.0001 per share
(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.

For a description of the shares of Senior Common Stock, par value $0.0001 per share (the “Senior Common Stock”), to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the registrant’s prospectus dated January 12, 2010 (the “Prospectus”) and set forth in Section P of Supplement No. 5 dated October 8, 2010 to the Prospectus, both of which were included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-157128) filed with the Securities and Exchange Commission on October 8, 2010, which description is incorporated herein by reference.  In addition, incorporated by reference herein is information relating to the Senior Common Stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Prospectus.

Item 2.    Exhibits.

1.
Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File No. 001-09900) and incorporated herein by reference).

2.
Articles Supplementary of the Company dated November 20, 2009 (previously filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File No. 001-09900) and incorporated herein by reference).

3.
Articles of Amendment of the Company dated November 20, 2009 (previously filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File No. 001-09900) and incorporated herein by reference).

4.
Articles of Amendment of the Company dated January 5, 2010 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

5.
Articles Supplementary of Board of Directors Reclassifying and Designating a series of common stock as Senior Common Stock, dated March 4, 2010 (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 9, 2010 (File No. 001-09900) and incorporated herein by reference).

6.
Certificate of Correction to Articles Supplementary, dated April 30, 2010 (previously filed as Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (File No. 001-09900) and incorporated herein by reference).

7.
Articles of Amendment of the Company dated November 1, 2010 (previously filed as Exhibit 3.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (File No. 001-09900) and incorporated herein by reference).

8.
Amended and Restated Bylaws dated December 20, 2010 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 27, 2010 (File No. 001-09900) and incorporated herein by reference).

9.
Form of Subscription Agreement (previously filed as Appendix A to Prospectus Supplement No. 5 included in Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-157128) filed October 8, 2010 and incorporated herein by reference).

10.
Dividend Reinvestment Plan (previously filed as Appendix B to the prospectus dated January 12, 2010 included in Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-157128) filed October 8, 2010 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: April 28, 2011	By:	/s/ Michael C. Burer
Name: Michael C. Burer
Title: Chief Financial Officer